EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 6, 2005 (including amendments thereto) with respect to the Common Stock of Carreker Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 6, 2005

Prescott Group Capital Management, L.L.C.

By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap, L.P.

By:	Prescott Group Capital Management, L.L.C., its general partner

	By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Aggressive Small Cap II, L.P.

By:	Prescott Group Capital Management, L.L.C., its general partner

	By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Mid Cap, L.P.

By:	Prescott Group Capital Management, L.L.C., its general partner

	By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Prescott Group Aggressive Mid Cap, L.P.

By:	Prescott Group Capital Management, L.L.C., its general partner

	By:	/s/ Phil Frohlich

Phil Frohlich, Managing Member

Phil Frohlich

By:	/s/ Phil Frohlich

Phil Frohlich